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                                                                     EXHIBIT 5.1




                   [LOCKE PURNELL RAIN HARRELL LETTERHEAD]




                               November 5, 1997



Republic Group Incorporated
311 East 30th Ave.
Hutchinson, Kansas 67502-4341

         Re: Registration of 500,000 shares of Common Stock, par value $1.00, pursuant to a Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for Republic Group Incorporated, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of 500,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") to be issued for the purposes and substantially upon the terms and conditions set forth in the Company's Dividend Reinvestment Plan (the "Plan").

         Based upon our examination of such papers and documents as we have deemed relevant or necessary in rendering this opinion, and based on our review of the Delaware General Corporation Law, we hereby advise you that we are of the opinion that assuming, (i) with respect to shares of Common Stock issued after the date hereof, (a) the receipt of consideration for the issuance thereof in excess of the par value thereof in accordance with the terms of the Plan and (b) the availability of a sufficient number of shares of Common Stock authorized by the Company's Certificate of Incorporation then in effect; and (ii) with respect to shares of Common Stock sold after the date hereof pursuant to the Plan, (a) compliance with the terms of the Plan, and (b) no change in the applicable law or the pertinent facts, shares of Common Stock purchasable under the Plan, and which may be issued or sold by the Company under the Plan will, when and to the extent issued or sold by the Company, be legally issued, fully paid and non-assessable shares of Common Stock.

         This opinion is addressed to you solely in connection with the matters referred to herein and is not to be relied upon by any other person, except the New York Stock Exchange and the Securities and Exchange Commission, or for any other purpose.
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Republic Group Incorporated
November 5, 1997
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         We consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement filed by the Company with the Securities and Exchange Commission. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.

                                        Very truly yours,

                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)



                                        By: /s/ BRYAN E. BISHOP
                                            -------------------------------
                                            Bryan E. Bishop